Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
August 4, 2010	Tony Davis 318.388.9525 tony.davis@centurylink.com

CenturyLink Reports Second Quarter 2010 Earnings

MONROE, La. . . . CenturyLink, Inc. (NYSE: CTL) announces operating results for second quarter 2010, which include the effect of the Embarq acquisition completed July 1, 2009.

●	Increased operating revenues more than 179% to $1.772 billion as a result of the Embarq acquisition.

●	Generated free cash flow of more than $428 million in second quarter 2010, excluding nonrecurring items (free cash flow is defined in the attached financial schedules).

●
Achieved approximately $75 million in operating cost synergies from the Embarq acquisition during second quarter 2010; expect to achieve approximately $330 million in annual run rate synergies by year end 2010.

●	Added more than 29,000 high-speed Internet customers compared to pro forma second quarter 2009 growth of approximately 28,000.

●	Improved access line losses by 22% compared to pro forma second quarter 2009.

Second Quarter Highlights (Excluding nonrecurring items reflected in the attached financial schedules) (In thousands, except per share amounts and subscriber data)	Quarter Ended 6/30/10		Quarter Ended 6/30/09		% Change
Operating Revenues Operating Cash Flow (1) Net Income (2) Diluted Earnings Per Share Average Diluted Shares Outstanding Capital Expenditures (3)	$ $ $ $ $	1,772,030 922,073 265,680 .88 300,605 195,046	$ $ $ $ $	634,469 303,593 83,299 .83 99,450 85,305	179.3 203.7 218.9 6.0 202.3 128.6	% % % % % %
Access Lines (4) High-Speed Internet Customers		6,767,000 2,336,000		1,961,000 681,000	245.1 243.0	% %

(1)	Operating Cash Flow is a non-GAAP financial measure. A reconciliation of this item to comparable GAAP measures is included in the attached financial schedules.
(2)	All references to net income contained in this release represent net income attributable to CenturyLink, Inc.
(3)	Includes capital expenditures of $5.9 million in second quarter 2010 and $13.5 million in second quarter 2009 related to the Embarq integration.
(4)	Both periods reflect line count methodology adjustments to standardize legacy CenturyLink and Embarq line counts.

“CenturyLink achieved solid operating revenues and our employees continued to do an excellent job of containing costs, resulting in the generation of strong cash flows during the quarter in spite of a very competitive marketplace and economic conditions that remain challenging,” Glen F. Post, III, chief executive officer and president, said. “We continue to make solid progress toward our $375 million operating expense synergy target from the Embarq acquisition, generating total operating expense synergies of $75 million during the quarter and exiting the quarter with a $315 million annual synergy run rate.”

Operating revenues for second quarter 2010 were $1.772 billion compared to $634.5 million in second quarter 2009. This increase was primarily due to $1.23 billion of revenue contribution from the Embarq acquisition completed July 1, 2009. Additionally, revenue increases primarily driven by growth in high-speed Internet customers and data transport demand from wireless providers were more than offset by revenue declines primarily due to the impact of access line losses, lower switched access revenues, and lower universal service funds receipts, along with the elimination of $54 million of revenues in second quarter 2010, associated with the mid-2009 discontinuance of regulatory accounting for certain regulated operating entities.

Operating expenses, excluding nonrecurring items, were $1.208 billion compared to $459.4 million in second quarter 2009, primarily due to $825 million of operating costs associated with the Embarq acquisition (net of synergies), which more than offset $54 million of reduced operating expenses associated with the discontinuance of regulatory accounting reflected in second quarter 2010.

Operating cash flow, excluding nonrecurring items, increased 203.7% to $922.1 million from $303.6 million in second quarter 2009, primarily due to the Embarq acquisition. For second quarter 2010, CenturyLink achieved an operating cash flow margin, excluding nonrecurring items, of 52.0% versus 47.8% in second quarter 2009.

“We remain focused on positioning CenturyLink as the broadband provider of choice in our markets by enhancing our broadband products portfolio through deploying higher speeds in key markets and expanding the availability of Ethernet and IP-based product offerings,” Post said. “We continue to strengthen our capabilities to grow data revenues across all customer segments.”

Net income, excluding nonrecurring items, was $265.7 million in second quarter 2010 compared to $83.3 million in second quarter 2009, primarily driven by the Embarq acquisition. Diluted earnings per share, excluding nonrecurring items, was $.88 for second quarter 2010, a 6.0% increase from the $.83 reported in second quarter 2009. This increase was primarily due to the higher net income as discussed above, partially offset by the 202.3% increase in average diluted shares outstanding as a result of our all-stock acquisition of Embarq.

For the first six months of 2010, operating revenues, excluding nonrecurring items, were $3.572 billion compared to $1.270 billion during the same period in 2009, a 181.3% increase. Operating cash flow, excluding nonrecurring items, was $1.857 billion for the first six months of 2010, a 204.9% increase from the $609.1 million during the same period a year ago. Net income, excluding nonrecurring items, increased to $544.9 million from $165.2 million in 2009, while diluted earnings per share, excluding nonrecurring items, increased 10.4% to $1.81 from $1.64 in 2009.

Under generally accepted accounting principles (GAAP), net income for second quarter 2010 was $238.8 million compared to $69.0 million for second quarter 2009, and diluted earnings per share for second quarter 2010 was $.79 compared to $.68 for second quarter 2009.

Second quarter 2010 net income and diluted earnings per share reflect after-tax costs of $11.1 million ($.04 per share) related to integration costs associated with the Embarq acquisition, $8.2 million ($.03 per share) associated with Embarq severance related costs, and $7.6 million ($.02 per share) related to transaction and integration costs associated with the pending Qwest acquisition.

Net income under GAAP for the first six months of 2010 was $491.4 million, compared to $136.2 million for the first six months of 2009, and diluted earnings per share for the first six months of 2010 was $1.63 compared to $1.35 for the first six months of 2009.  See the accompanying financial schedules for details of the Company’s nonrecurring items for the six months ended June 30, 2010 and 2009.

Outlook. For third quarter 2010, CenturyLink expects total revenues of $1.720 to $1.745 billion and diluted earnings per share of $.77 to $.81.

For full year 2010, CenturyLink is updating its prior free cash flow and diluted earnings per share guidance as follows:

	Prior Guidance	Revised Guidance
Free Cash Flow	$1.525 to $1.575 billion	$1.560 to $1.600 billion
Diluted Earning Per Share	$3.20 to $3.30	$3.30 to $3.40

This increased guidance reflects the favorable second quarter results and lower operating expenses than previously anticipated for the second half of 2010.

The Company continues to expect 2010 capital expenditures to be between $825 and $875 million.

These 2010 outlook figures exclude the effects of nonrecurring items, future changes in regulation, future integration expenses associated with the Embarq acquisition, integration and transaction expenses associated with the pending Qwest acquisition, any future changes in operating or capital plans related thereto, and any future mergers, acquisitions, divestitures or other similar business transactions.

Embarq Integration Update. CenturyLink completed the billing and customer care conversion of legacy Embarq customers in North Carolina in late April and has now completed the conversion of approximately 25 percent of the legacy Embarq customers.  CenturyLink expects to complete an additional large billing conversion later this year, and expects to complete the final two legacy Embarq customer billing conversions by the end of third quarter 2011.

CenturyLink incurred $31.1 million of pre-tax integration and other costs related to the Embarq acquisition during second quarter 2010. The Company also incurred approximately $5.9 million of integration-related capital expenditures during the second quarter.

CenturyLink achieved approximately $75 million in operating cost synergies during second quarter 2010 and expects to achieve approximately $330 million in annual run rate synergies by year end 2010.

Qwest Transaction. On April 22, CenturyLink and Qwest Communications International Inc. (NYSE: Q) announced that their boards of directors approved a definitive agreement under which CenturyLink will acquire Qwest in a tax-free, stock-for-stock transaction. Qwest shareholders will receive 0.1664 CenturyLink shares for each share of Qwest common stock they own at closing, which is expected to occur in the first half of 2011, subject to various closing conditions. Upon closing of the transaction, CenturyLink shareholders are expected to own approximately 50.5% and Qwest shareholders are expected to own approximately 49.5% of the combined company.

CenturyLink and Qwest filed the requisite notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with the Antitrust Division of the Department of Justice and the Federal Trade Commission and received clearance thereon on July 15, 2010 to proceed with the transaction.

The transaction requires approval from regulatory commissions in 21 states and the District of Columbia.  Six state approvals have been received to date.  The Federal Communications Commission also is required to approve the transaction.

CenturyLink and Qwest filed a definitive joint proxy statement-prospectus with the Securities and Exchange Commission on July 19, 2010, which included notices by both companies of special meetings of shareholders on Tuesday, August 24, 2010, to vote on the merger.  The record date for determining shareholders entitled to vote at the special meetings was July 13, 2010.  The transaction is expected to close in the first half of 2011, subject to receipt of the above-mentioned governmental consents and approvals, as well as approval by both companies’ shareholders.

Shareholder Returns.  CenturyLink returned approximately $219 million to shareholders in the second quarter through cash dividends paid on June 21, 2010, to shareholders of record as of June 8, 2010.  In accordance with their definitive merger agreement, CenturyLink and Qwest shall coordinate with each other through the closing date to designate the record dates and payment dates for the two companies’ respective quarterly dividends, such that neither CenturyLink shareholders nor Qwest shareholders shall receive more than one quarterly dividend during any calendar quarter.  Thus, the timing of CenturyLink’s future dividends may deviate from historical dates.

Reconciliation to GAAP. This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow, adjustments to GAAP measures to exclude the effect of nonrecurring items and certain pro forma combined operating results. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available in the Investor Relations portion of the Company’s Web site at www.centurylink.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

Investor Call. As previously announced, CenturyLink’s management will host a conference call at 10:30 a.m. Central Time today. Interested parties can access the call by dialing 866.238.1665. Management will be reviewing an investor presentation during today’s call, which is available at ir.centurylink.com or on the Investor Relations section of the corporate Web site at www.centurylink.com.

The call will be accessible for replay through August 10, 2010, by calling 888.266.2081 and entering the conference ID number 1469356. Investors can also listen to CenturyLink’s earnings conference call and replay by accessing the Investor Relations portion of the Company’s Web site at www.centurylink.com through August 24, 2010.

Forward Looking Statements

Certain non-historical statements made in this release and future oral or written statements or press releases by us or our management are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect.  Factors that could affect actual results include but are not limited to:  the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry (including those arising out of the Federal Communication Commission’s National Broadband Plan released in the first quarter of 2010); our ability to effectively adjust to changes in the communications industry;  our ability to successfully integrate Embarq into our operations, including the possibility that the anticipated benefits from the Embarq merger cannot be fully realized in a timely manner or at all, or that integrating Embarq’s operations into ours will be more difficult, disruptive or costly than anticipated; our ability to successfully complete our pending acquisition of Qwest, including timely receiving all shareholder and regulatory approvals and realizing the anticipated benefits of the transaction; our ability to effectively manage our expansion opportunities, including retaining and hiring key personnel; possible changes in the demand for, or pricing of, our products and services; our ability to successfully introduce new product or service offerings on a timely and cost-effective basis; our continued access to credit markets on favorable terms; our ability to collect our receivables from financially troubled communications companies; our ability to pay a $2.90 per common share dividend annually, which may be affected by changes in our cash requirements, capital spending plans, cash flows or financial position; unanticipated increases in our capital expenditures; our ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the effects of adverse weather; other risks referenced from time to time in this report or other of our filings with the Securities and Exchange Commission (the “SEC”); and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical, pension or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to our business and our recently completed or pending acquisitions are described in greater detail in Item 1A to our Form 10-K for the year ended December 31, 2009, as updated and supplemented by our subsequent SEC reports. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements.  You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.  We undertake no obligation to update any of our forward-looking statements for any reason.

Additional Information About the Pending Qwest Merger

In connection with the proposed Qwest merger, CenturyLink has filed, and the U.S. Securities and Exchange Commission, or SEC, has declared effective, a Registration Statement on Form S-4 that includes a joint proxy statement of CenturyLink and Qwest that also constitutes a prospectus of CenturyLink.  CenturyLink and Qwest began mailing the final joint proxy statement/prospectus to their respective shareholders on July 19, 2010.  INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION. You may obtain the joint proxy statement/prospectus, as well as other filings containing information about CenturyLink and Qwest, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the joint proxy statement/prospectus and the filings with the SEC that are incorporated by reference in the joint proxy statement/prospectus can also be obtained, free of charge, by directing a request to CenturyLink, 100 CenturyLink Drive, Monroe, Louisiana 71203, Attention: Corporate Secretary, or to Qwest, 1801 California Street, Denver, Colorado 80202, Attention: Shareholder Relations. The respective directors and executive officers of CenturyLink and Qwest and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding CenturyLink’s directors and executive officers is available in its proxy statement filed with the SEC by CenturyLink on April 7, 2010, and information regarding Qwest’s directors and executive officers is available in its proxy statement filed with the SEC by Qwest on March 17, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation are included in the joint proxy statement/prospectus and other relevant materials filed or to be filed with the SEC. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

CenturyLink is a leading provider of high-quality broadband, entertainment and voice services over its advanced communications networks to consumers and businesses in 33 states. CenturyLink, headquartered in Monroe, La., is an S&P 500 company and is included among the Fortune 500 list of America’s largest corporations. For more information on CenturyLink, visit www.centurylink.com.

# # # # # #

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED JUNE 30, 2010 AND 2009
(UNAUDITED)

	Three months ended June 30, 2010				Three months ended June 30, 2009
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES*
Voice	$790,580			790,580	247,427			247,427	219.5%	219.5%
Data	472,999			472,999	142,923			142,923	230.9%	230.9%
Network access	274,956			274,956	150,542			150,542	82.6%	82.6%
Other	233,495			233,495	93,577			93,577	149.5%	149.5%
	1,772,030	-		1,772,030	634,469	-		634,469	179.3%	179.3%

OPERATING EXPENSES
Cost of services and products	589,420	11,798	(1)	577,622	235,732			235,732	150.0%	145.0%
Selling, general and administrative	301,671	29,336	(1)	272,335	120,742	25,598	(3)	95,144	149.8%	186.2%
Depreciation and amortization	357,951			357,951	128,552			128,552	178.4%	178.4%
	1,249,042	41,134		1,207,908	485,026	25,598		459,428	157.5%	162.9%

OPERATING INCOME	522,988	(41,134)		564,122	149,443	(25,598)		175,041	250.0%	222.3%

OTHER INCOME (EXPENSE)
Interest expense	(143,249)			(143,249)	(44,937)	1,700	(4)	(46,637)	218.8%	207.2%
Other income (expense)	7,308			7,308	7,635	1,600	(4)	6,035	(4.3%)	21.1%
Income tax expense	(147,921)	14,225	(2)	(162,146)	(42,813)	8,029	(5)	(50,842)	245.5%	218.9%

NET INCOME	239,126	(26,909)		266,035	69,328	(14,269)		83,597	244.9%	218.2%
Less: Net income attributable to noncontrolling interests	(355)			(355)	(298)			(298)	19.1%	19.1%
NET INCOME ATTRIBUTABLE TO CENTURYLINK, INC.	$238,771	(26,909)		265,680	69,030	(14,269)		83,299	245.9%	218.9%

BASIC EARNINGS PER SHARE	$0.79	(0.09)		0.88	0.68	(0.14)		0.83	16.2%	6.0%
DILUTED EARNINGS PER SHARE	$0.79	(0.09)		0.88	0.68	(0.14)		0.83	16.2%	6.0%

AVERAGE SHARES OUTSTANDING
Basic	300,058			300,058	99,414			99,414	201.8%	201.8%
Diluted	300,605			300,605	99,450			99,450	202.3%	202.3%

DIVIDENDS PER COMMON SHARE	$0.725			0.725	0.70			0.70	3.6%	3.6%

NONRECURRING ITEMS

(1) - Includes integration costs associated with our acquisition of Embarq ($17.9 million); severance and related costs due to workforce reductions ($13.2 million);
         and transaction and other costs associated with our pending acquisition of Qwest ($10.0 million).

(2) - Income tax benefit of Item (1).
(3) - Includes integration costs associated with our acquisition of Embarq ($22.5 million) and costs associated with a legal settlement ($3.1 million).
(4) - Favorable resolution of transaction tax audit issues related to our wireless operations sold in 2002.
(5) - Income tax benefit of Items (3) and (4).

*
Subscriber line charge revenues have been reclassified to "Voice" revenues from "Network access" revenues for all periods presented. In addition, revenues previously disclosed as "Fiber transport and CLEC" revenues are now included in "Other" revenues.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(UNAUDITED)

	Six months ended June 30, 2010				Six months ended June 30, 2009
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES*
Voice	$1,603,456			1,603,456	497,621			497,621	222.2%	222.2%
Data	940,439			940,439	282,860			282,860	232.5%	232.5%
Network access	561,184			561,184	303,110	1,028	(3)	302,082	85.1%	85.8%
Other	467,377			467,377	187,263			187,263	149.6%	149.6%
	3,572,456	-		3,572,456	1,270,854	1,028		1,269,826	181.1%	181.3%

OPERATING EXPENSES
Cost of services and products	1,208,525	24,222	(1)	1,184,303	470,363			470,363	156.9%	151.8%
Selling, general and administrative	584,600	53,401	(1)	531,199	230,587	40,238	(4)	190,349	153.5%	179.1%
Depreciation and amortization	711,113			711,113	256,124			256,124	177.6%	177.6%
	2,504,238	77,623		2,426,615	957,074	40,238		916,836	161.7%	164.7%

OPERATING INCOME	1,068,218	(77,623)		1,145,841	313,780	(39,210)		352,990	240.4%	224.6%

OTHER INCOME (EXPENSE)
Interest expense	(285,474)			(285,474)	(96,969)	1,700	(5)	(98,669)	194.4%	189.3%
Other income (expense)	17,808			17,808	5,817	(6,400)	(6)	12,217	206.1%	45.8%
Income tax expense	(308,469)	24,089	(2)	(332,558)	(85,920)	14,897	(7)	(100,817)	259.0%	229.9%

NET INCOME	492,083	(53,534)		545,617	136,708	(29,013)		165,721	260.0%	229.2%
Less: Net income attributable to noncontrolling interests	(711)			(711)	(524)			(524)	35.7%	35.7%
NET INCOME ATTRIBUTABLE TO CENTURYLINK, INC.	$491,372	(53,534)		544,906	136,184	(29,013)		165,197	260.8%	229.9%

BASIC EARNINGS PER SHARE	$1.63	(0.18)		1.81	1.35	(0.29)		1.64	20.7%	10.4%
DILUTED EARNINGS PER SHARE	$1.63	(0.18)		1.81	1.35	(0.29)		1.64	20.7%	10.4%

AVERAGE SHARES OUTSTANDING
Basic	299,736			299,736	99,270			99,270	201.9%	201.9%
Diluted	300,301			300,301	99,297			99,297	202.4%	202.4%

DIVIDENDS PER COMMON SHARE	$1.45			1.45	1.40			1.40	3.6%	3.6%

NONRECURRING ITEMS
(1)
- Includes integration costs associated with our acquisition of Embarq ($39.5 million); severance and related costs due to workforce reductions ($28.1 million); and
   transaction and other costs associated with our pending acquisition of Qwest ($10.0 million).

(2)	- Income tax benefit of Item (1), net of a $4.0 million one-time charge to income tax expense as a result of a change in the tax treatment of Medicare subsidy receipts.
(3)	- Revenue impact of settlement loss related to Supplemental Executive Retirement Plan.
(4)
 - Includes integration costs associated with the acquisition of Embarq ($29.4 million), settlement loss related to Supplemental Executive Retirement Plan ($7.7 million)
   and costs associated with a legal settlement ($3.1 million).

(5)	- Favorable resolution of transaction tax audit issues related to our wireless operation sold in 2002.
(6)
 - Includes costs associated with terminating our $800 million bridge credit facility related to the Embarq acquisition ($8.0 million) net of favorable resolution of transaction tax audit issues ($1.6 million).

(7)
 - Includes $5.8 million income tax benefit caused by a reduction to our deferred tax asset valuation allowance and $15.8 million income tax benefit related to items (3) through (6); net of $6.7 million income tax expense due to the nondeductible portion of settlement payments related to the Supplemental Executive
    Retirement Plan.

*
Subscriber line charge revenues have been reclassified to "Voice" revenues from "Network access" revenues for all periods presented. In addition, revenues previously disclosed as "Fiber transport and CLEC" revenues are now included in "Other" revenues.

CenturyLink, Inc.
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2010 AND DECEMBER 31, 2009
(UNAUDITED)

	June 30,	December 31,
	2010	2009
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$186,357	161,807
Other current assets	897,293	961,784
Total current assets	1,083,650	1,123,591

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	15,876,487	15,556,763
Accumulated depreciation	(7,010,016)	(6,459,624)
Net property, plant and equipment	8,866,471	9,097,139

GOODWILL AND OTHER ASSETS
Goodwill	10,260,640	10,251,758
Other	1,988,823	2,090,241
Total goodwill and other assets	12,249,463	12,341,999

TOTAL ASSETS	$22,199,584	22,562,729

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$496,559	500,065
Other current liabilities	1,133,027	1,207,130
Total current liabilities	1,629,586	1,707,195

LONG-TERM DEBT	7,178,646	7,253,653
DEFERRED CREDITS AND OTHER LIABILITIES	3,840,256	4,135,082
STOCKHOLDERS' EQUITY	9,551,096	9,466,799

TOTAL LIABILITIES AND EQUITY	$22,199,584	22,562,729

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(UNAUDITED)

	Six Months	Six Months
	Ended	Ended
In thousands	June 30, 2010	June 30, 2009

OPERATING ACTIVITIES
Net income	$492,083	136,708
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	711,113	256,124
Deferred income taxes	(17,467)	25,831
Share-based compensation	18,126	9,859
Income from unconsolidated cellular entity	(9,787)	(9,914)
Distributions from unconsolidated cellular entity	9,134	9,602
Changes in current assets and current liabilities, net	(21,357)	63,622
Retirement benefits	(279,509)	(14,537)
Excess tax benefits from share-based compensation	(3,636)	(753)
(Increase) decrease in other noncurrent assets	(19,112)	2,542
Increase (decrease) in other noncurrent liabilities	1,581	(4,823)
Other, net	-	7,944
Net cash provided by operating activities	881,169	482,205

INVESTING ACTIVITIES
Payments for property, plant and equipment	(362,226)	(130,801)
Other, net	2,263	210
Net cash provided by investing activities	(359,963)	(130,591)

FINANCING ACTIVITIES
Payments of debt	(78,513)	(394,666)
Proceeds from issuance of common stock	26,432	7,295
Repurchase of common stock	(13,394)	(4,786)
Cash dividends	(436,916)	(141,105)
Excess tax benefits from share-based compensation	3,636	753
Other, net	2,099	(3,288)
Net cash provided by financing activities	(496,656)	(535,797)

Net increase (decrease) in cash and cash equivalents	24,550	(184,183)
Cash and cash equivalents at beginning of period	161,807	243,327

Cash and cash equivalents at end of period	$186,357	59,144

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three months ended June 30, 2010				Three months ended June 30, 2009
				As adjusted				As adjusted
		Less		excluding		Less		excluding
		non-		non-		non-		non-
In thousands	As	recurring		recurring	As	recurring		recurring
	reported	items		items	reported	items		items
Operating cash flow and cash flow margin
Operating income	$522,988	(41,134)	(1)	564,122	149,443	(25,598)	(3)	175,041
Add: Depreciation and amortization	357,951			357,951	128,552			128,552
Operating cash flow	$880,939	(41,134)		922,073	277,995	(25,598)		303,593

Revenues	$1,772,030	-		1,772,030	634,469	-		634,469

Operating income margin (operating income divided by revenues)	29.5%			31.8%	23.6%			27.6%

Operating cash flow margin (operating cash flow divided by revenues)	49.7%			52.0%	43.8%			47.8%

Free cash flow (prior to debt service requirements and dividends)
Net income attributable to CenturyLink, Inc.	$238,771	(26,909)	(2)	265,680	69,030	(14,269)	(4)	83,299
Add: Depreciation and amortization	357,951			357,951	128,552			128,552
Less: Capital expenditures	(195,046)			(195,046)	(85,305)			(85,305)
Free cash flow	$401,676	(26,909)		428,585	112,277	(14,269)		126,546

Free cash flow	$401,676				112,277
Deferred income taxes	(2,098)				8,582
Changes in current assets and current liabilities	(197,543)				30,591
Decrease in other noncurrent assets	5,985				2,848
Increase (decrease) in other noncurrent liabilities	(421)				(2,044)
Retirement benefits	5,298				8,960
Excess tax benefits from share-based compensation	(1,446)				(418)
Other, net	13,209				5,937
Add: Capital expenditures	195,046				85,305
Net cash provided by operating activities	$419,706				252,038

NONRECURRING ITEMS
  (1)   - Includes integration costs associated with our acquisition of Embarq ($17.9 million); severance and related costs due to workforce reductions ($13.2 million); and transaction and other costs associated with our pending acquisition of Qwest ($10.0 million).

(2) - After-tax impact of Item (1).
(3) - Includes integration costs associated with the acquisition of Embarq ($22.5 million) and costs associated with a legal settlement ($3.1 million).
  (4)   - Includes after-tax impact of integration costs associated with the acquisition of Embarq ($14.4 million) and the after-tax impact of a legal settlement ($1.9 million), net of after-tax favorable impact due to the resolution of transaction tax audit issues related to our wireless operations sold in 2002 ($2.0 million).

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Six months ended June 30, 2010				Six months ended June 30, 2009
				As adjusted				As adjusted
		Less		excluding		Less		excluding
		non-		non-		non-		non-
In thousands	As	recurring		recurring	As	recurring		recurring
	reported	items		items	reported	items		items
Operating cash flow and cash flow margin
Operating income	$1,068,218	(77,623)	(1)	1,145,841	313,780	(39,210)	(3)	352,990
Add: Depreciation and amortization	711,113			711,113	256,124			256,124
Operating cash flow	$1,779,331	(77,623)		1,856,954	569,904	(39,210)		609,114

Revenues	$3,572,456	-		3,572,456	1,270,854	1,028	(4)	1,269,826

Operating income margin (operating income divided by revenues)	29.9%			32.1%	24.7%			27.8%

Operating cash flow margin (operating cash flow divided by revenues)	49.8%			52.0%	44.8%			48.0%

Free cash flow (prior to debt service requirements and dividends)
Net income attributable to CenturyLink, Inc.	$491,372	(53,534)	(2)	544,906	136,184	(29,013)	(5)	165,197
Add: Depreciation and amortization	711,113			711,113	256,124			256,124
Less: Capital expenditures	(362,226)			(362,226)	(130,801)			(130,801)
Free cash flow	$840,259	(53,534)		893,793	261,507	(29,013)		290,520

Free cash flow	$840,259				261,507
Deferred income taxes	(17,467)				25,831
Changes in current assets and current liabilities	(21,357)				63,622
(Increase) decrease in other noncurrent assets	(19,112)				2,542
Increase (decrease) in other noncurrent liabilities	1,581				(4,823)
Retirement benefits	(279,509)				(14,537)
Excess tax benefits from share-based compensation	(3,636)				(753)
Other, net	18,184				18,015
Add: Capital expenditures	362,226				130,801
Net cash provided by operating activities	$881,169				482,205

NONRECURRING ITEMS
      (1) - Includes integration costs associated with our acquisition of Embarq ($39.5 million); severance and related costs due to workforce reductions ($28.1 million); and transaction and other costs associated with our pending acquisition of Qwest ($10.0 million).

(2) - Includes after-tax impact of Item (1), net of a $4.0 million one-time charge to income tax expense as a result of a change in the tax treatment of Medicare subsidy receipts.
      (3) - Includes (i) integration costs associated with the acquisition of Embarq ($29.4 million), (ii) settlement loss related to Supplemental Executive Retirement Plan, including revenue impact
                  ($6.7 million); and (iii) costs associated with a legal settlement ($3.1 million).

(4) - Revenue impact of settlement loss related to Supplemental Executive Retirement Plan.
      (5) - Includes (i) $19.1 million after-tax impact of integration costs associated with the acquisition of Embarq; (ii) $6.7 million income tax expense due to the nondeductible portion of settlement payments related to the Supplemental Executive Retirement Plan; (iii) $5.0 million after-tax charge associated with terminating our $800 million bridge credit facility related to the Embarq acquisition; (iv) $4.1 million after-tax impact of settlement loss related to Supplemental Executive Retirement Plan, including revenue impact; and (v) after-tax impact of a legal settlement
                ($1.9 million). These unfavorable items were partially offset by $5.8 mllion income tax benefit caused by a reduction to our deferred tax asset valuation allowance and $2.0 million after-tax favorable impact due to the resolution of transaction tax audit issues related to our wireless operations sold in 2002.

CenturyLink, Inc.
SUPPLEMENTAL SCHEDULE RELATED TO EMBARQ MERGER (1)
(UNAUDITED)

		Pro forma*
	Three months	Three months
	ended	ended	Increase
	June 30, 2010	June 30, 2009	(decrease)
	(Dollars in thousands)

OPERATING REVENUES (2)	$1,772,030	1,906,413	(7.0%)

OPERATING EXPENSES
Cash expenses (3)	849,957	939,552	(9.5%)
Depreciation and amortization	357,951	372,404	(3.9%)
	1,207,908	1,311,956	(7.9%)

OPERATING INCOME	564,122	594,457	(5.1%)

OTHER INCOME (EXPENSE)
Interest expense	(143,249)	(140,289)	2.1%
Other income (expense)	7,308	6,195	18.0%
Income tax expense	(162,146)	(172,780)	(6.2%)
Noncontrolling interests	(355)	(298)	19.1%

INCOME FROM CONTINUING OPERATIONS	$265,680	287,285	(7.5%)

Operating cash flow (operating income plus depreciation)	$922,073	966,861	(4.6%)

Free cash flow (income from continuing operations plus depreciation minus capital expenditures)	$428,585	428,584	0.0%
Operating cash flow margin (operating cash flow divided by revenues)	52.0%	50.7%
Operating income margin (operating income divided by revenues)	31.8%	31.2%

CAPITAL EXPENDITURES (including merger related integration capital)	$195,046	231,105	(15.6%)

SUBSCRIBER DATA
Access lines, end of period	6,767,000	7,355,000	(8.0%)
High-speed Internet customers, end of period	2,336,000	2,146,000	8.9%
Access line loss during period	(146,000)	(188,000)	(22.3%)
High-speed Internet customers added during period	29,000	28,000	3.6%

(1) Except as noted, excludes merger integration costs and certain other non-recurring items as further described in the other attached financial schedules.
(2) Decline in operating revenues driven primarily by access line losses and declining access minutes of use.
(3) Decrease in cash expenses driven primarily by lower salaries and benefits due to headcount reductions.

*	The pro forma information for the three months ended June 30, 2009 does not reflect information prepared in accordance with generally accepted accounting principles. Such information:
a) reflects the results of operations of CenturyTel and Embarq assuming the respective results of operations had been combined on January 1, 2009;

b)    reflects a pro forma adjustment to eliminate revenues and expenses of $53 million for the second quarter of 2009 as if the discontinuance of  regulatory accounting implemented on July 1, 2009 had occurred in prior periods;

c) other than as noted in (b) above, does not reflect any pro forma adjustments and has not been prepared in accordance with the rules and regulations of the Securities and Exchange Commission;
d) excludes certain non-recurring items; and
e) does not address the impact of the pending Qwest merger.

For additional pro forma financial information relating to the Embarq merger, please see our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on August 5, 2009. The above pro forma information is for illustrative purposes only and is not necessarily indicative of the combined operating results that would have occurred if the Embarq merger had been consummated as of January 1, 2009. Management believes the presentation of this information will assist users in their understanding of period-to-period operating performance.